UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                  84-1057605
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)



         4250 Buckingham Dr. #100
        Colorado Springs, Colorado                          80907
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
Common Stock, par value $0.0001 per share          The NASDAQ Stock Market LLC


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                 Not Applicable
                                 --------------

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
                                ----------------
                                (Title of class)

                                ----------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

This registration statement on Form 8-A relates to the registration under
Section 12(b) of the Securities Exchange Act of 1934, as amended, of shares of the common stock, par value $0.0001 per share (the "Common Stock"), of Simtek Corporation, a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Securities" in the Prospectus filed by the Registrant with the Commission on October 6, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is hereby incorporated by reference. The Prospectus was filed in connection with the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-1, Registration No. 333-132180 (the "Registration Statement"), which was declared effective by the Commission on October 5, 2006.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The Registrant anticipates that the listing of the Common Stock on OTCBB will be terminated following the closing of trading on OTCBB on January 9, 2007 and that the listing of the Common Stock on NASDAQ will commence at the opening of trading on NASDAQ on January 10, 2007 under the symbol "SMTK."

Item 2.  Exhibits

Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURES


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SIMTEK CORPORATION


                                        By:  /s/ Brian Alleman
                                             -----------------------------------
                                             Brian Alleman
                                             Chief Financial Officer
Date:  January 8, 2007